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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the prospectuses constituting part of this registration statement on Form S-3 (No. 333-59421) of Home Security International, Inc. of our report relating to our audit of the consolidated balance sheets of Integrated International Home Security Limited as of June 30, 1999 and 1998 and the related consolidated statements of income, cashflows and changes in shareholders' equity for the year then ended, which report is dated August 9, 1999 and appears in the Form 10-K of Home Security International, Inc.



November 5, 1999
British Virgin Islands